UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 5, 2005

Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8105 Irvine Center Drive, 15th Floor, Irvine, California 92618 (Address of principal executive offices)(Zip Code)

(949) 585-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 8, 2005, Commercial Capital Bancorp, Inc. (the “Company”) issued a press release announcing that it would vigorously defend the lawsuit filed by Comerica Incorporated (“Comerica”) against Commercial Capital Bank (the “Bank”), the Company and former employees of Comerica who joined the Bank from Comerica’s Western Market-based Financial Services Division, as well as the issuance by the Superior Court for San Francisco County, California of a temporary restraining order (“TRO”). The press release included the reaction of Stephen H. Gordon, the Company’s and the Bank’s Chairman and CEO, to Comerica’s lawsuit and the TRO. Mr. Gordon’s remarks were initially made in response to questions from analysts and others Friday afternoon, August 5, 2005, regarding the issuance of a press release by Comerica announcing the lawsuit and TRO. A copy of the Company’s press release is attached as exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon______________
Stephen H. Gordon
Chairman of the Board and

Chief Executive Officer

Date: August 8, 2005